UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2004

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-8270

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02  Results of Operations and Financial Condition.

The information contained in Item 4.02 hereof is incorporated herein by reference.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As announced on November 2, 2004, the audit committee of our board of directors, in consultation with the Company’s management, concluded on November 1, 2004 that previously issued financial statements contained in the Company’s annual report on Form 10-K for the year ended February 29, 2004, including the comparative 2003 and 2002 periods for the Statements of Cash Flows, and our quarterly report on Form 10-Q for the period ended May 31, 2004 should not be relied upon because of errors in those financial statements. Accordingly, the Company will restate these financial statements to make the necessary accounting corrections.

The decision to restate these financial statements was made by the Company’s audit committee, upon the recommendation of management, following the completion of a review of the charges related to the shutdown of the Company’s Middletown, Ohio coil coating facility. The existence of a bookkeeping error came to management’s attention in the amount of a $1.1 million (pre-tax) overstatement of the impairment charge from the shutdown of the Middletown facility recorded in the fourth quarter of fiscal 2004. As a result of the impairment charge error, consolidated net income for fiscal year 2004 was understated by $0.7 million and total assets were understated by the same amount. At the same time, management also became aware of an accounting misclassification of Cash from Cancellation (Issuance) of Letters of Credit that was presented as Financing Activities rather than Investing Activities included in the Statement of Cash Flows for the fiscal years ended February 29, 2004, February 28, 2003 and 2002. Neither the bookkeeping error nor the misclassification had an impact on actual cash flows in those years. The fiscal 2005 first quarter financial statements previously filed on Form 10-Q and the fiscal 2005 second quarter financial statements previously furnished on a Form 8-K, dated October 8, 2004, will be restated to reflect the corrections noted above, as well as the recognition of $0.05 million (pre-tax) of additional depreciation expense for each of the first two quarters of fiscal 2005. This depreciation charge is related to the increased asset value resulting from the restatement of the fiscal 2004 financial statements.

The audit committee has reviewed and discussed these errors, as well as the accounting treatment and disclosure with Deloitte & Touche, LLP, the company’s independent registered public accounting firm. The Company will amend the Form 10-K for the year ended February 29, 2004 and the Form 10-Q for the period ended May 31, 2004 and restate the Balance Sheet, Statement of Income and Statement of Cash Flows as of and for the year ended February 29, 2004, the Statement of Cash Flows for the years ended February 28, 2003 and 2002 and the Balance Sheet, Statement of Income and Statement of Cash Flows for the period ended May 31, 2004 as soon as practical.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release dated November 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers

By: Jeffrey J. Siemers Its: Chief Financial Officer

Date: November 2, 2004